UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to section 240.14a-12

MERISTAR HOSPITALITY CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1010 WISCONSIN AVENUE, N.W.

WASHINGTON, D.C. 20007

Dear Stockholder:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of MeriStar Hospitality Corporation (the “Company”), which will be held at the Latham Hotel, 3000 M Street, N.W., Washington, D.C. 20007 on June 9, 2003, at 9:00 a.m., Eastern Time. All holders of the Company’s outstanding common stock, par value $.01 per share, as of the close of business on April 4, 2003, are entitled to vote at the Annual Meeting.

      Enclosed for your information are copies of the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2002. We believe that you will find these materials informative.

      We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting.

Paul W. Whetsell
Chief Executive Officer and
Chairman of the Board

1010 WISCONSIN AVENUE, N.W.

WASHINGTON, D.C. 20007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 9, 2003

To the Stockholders of MERISTAR HOSPITALITY CORPORATION:

      Notice is hereby given that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), will be held at the Latham Hotel, 3000 M Street, N.W., Washington, D.C. 20007 on June 9, 2003, at 9:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1. To elect three members of the Board of Directors to serve three-year terms expiring on the date of the Annual Meeting in 2006, and until their successors are duly elected and qualified;

2. To consider ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003;

3. To consider ratification of a 200,000 share increase in the annual limit on individual employee stock awards;

4. To consider a stockholder proposal, if properly presented at the Annual Meeting, to declassify the Board of Directors and establish annual elections of its members; and

5. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

      The Board of Directors has fixed the close of business on April 4, 2003, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly complete, sign and return the enclosed proxy card.

By Order of the Board of Directors

Jerome J. Kraisinger
Secretary

April 30, 2003

1010 WISCONSIN AVENUE, N.W.

WASHINGTON, D.C. 20007

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 9, 2003

INTRODUCTION

      The Board of Directors (the “Board of Directors”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), is soliciting proxies from holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be voted at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Latham Hotel, 3000 M Street, N.W., Washington, D.C. 20007 on June 9, 2003, at 9:00 a.m., Eastern Time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 30, 2003.

Solicitation and Revocability of Proxies

      The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice of revocation in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. If no instructions are specified, such shares of Common Stock will be voted FOR each of the nominees for directors named herein, FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors, FOR ratification of the increase in the annual limit on individual employee stock awards, and AGAINST the stockholder proposal. The presence in person or by proxy of holders of a majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. With respect to the election of directors, directors will be elected by a plurality of the votes cast. Votes may be cast in favor of election or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect on the result of the vote. The affirmative vote of a majority of the votes cast in person or by proxy is required for each of the other proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention or a broker non-vote will have no effect on the results of the votes.

Outstanding Shares and Voting Rights

      Only holders of record of outstanding shares of Common Stock at the close of business on April 4, 2003 will be entitled to vote at the Annual Meeting. At the close of business on April 4, 2003, the Company had 46,067,896 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors currently consists of nine directors, divided into three classes. At the Annual Meeting, three directors will be elected to serve three-year terms ending on the date of the Company’s 2006 Annual Meeting and until their successors have been duly elected and qualified. Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the election of the three persons named below as members of the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve or will not serve if elected. In the event any nominee shall become unavailable to stand for election, the individuals named as proxies in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning such nominees is set forth below.

      The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

Directors Nominated This Year for Terms Expiring in 2006.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

J. TAYLOR CRANDALL	2002	49	II
J. Taylor Crandall has been a director of the Company since January 2002, and his current term expires at the Annual Meeting in 2003. Mr. Crandall is currently a Managing Partner of Oak Hill Capital Management, Inc. and also serves on the Board of Advisors of Oak Hill Strategic Partners, L.P. Mr. Crandall is also Chief Operating Officer for Keystone, Inc., which he joined in 1986 as Chief Financial Officer. Prior to his affiliation with Keystone, Mr. Crandall was a Vice President with The First National Bank of Boston. Mr. Crandall is also a director of Interstate Hotels & Resorts, Inc., US Oncology, Inc., Broadwing, Inc. and American Skiing Company.

WILLIAM S. JANES	1998	50	II
William S. Janes has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2003. Since 1990, Mr. Janes has served as a Principal, and currently serves as President, of RMB Realty, Inc. which oversees the real estate investments of Keystone, Inc. and related entities. Mr. Janes serves as a director of MAX FW, LLC, Brazos Asset Management, Brazos Fund, The Mendik Company Inc., Carr Real Estate Services and American Skiing Company.

STEVEN D. JORNS	1998	54	II
Steven D. Jorns has been Vice Chairman of the Board of Directors since August 1998, and his current term expires at the Annual Meeting in 2003. Mr. Jorns was also Chief Operating Officer of the Company from August 1998 until January 1999. In April 2003, Mr. Jorns became the Chief Investment Officer of Interstate Hotels & Resorts, Inc., the manager of all of the Company’s hotels. Mr. Jorns is also Vice Chairman of the Board of Directors of Interstate Hotels & Resorts, Inc. From April 1996 to August 1998, Mr. Jorns was the Chairman of the Board of Directors, Chief Executive Officer and President of American General Hospitality Corporation, one of the Company’s predecessors. Mr. Jorns was also the founder of American General Hospitality, Inc. and had served since its formation in 1981 until August 1998 as its Chairman of the Board of Directors, Chief Executive Officer and President.

Directors Whose Terms Do Not Expire at the 2003 Annual Meeting.

      The following directors’ terms do not expire in 2003 and therefore are not standing for election at this Annual Meeting:

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

BRUCE G. WILES	1998	51	I
Bruce G. Wiles has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2005. He has been Chief Operating Officer of the Company since November 2002, having served as Chief Investment Officer from August 1998 until that time. Mr. Wiles was also President of the Company from August 1998 until October 2001. From October 2001 until November 2002, Mr. Wiles was Chief Investment Officer of Interstate Hotels & Resorts, Inc. Mr. Wiles was Executive Vice President of American General Hospitality Corporation, a predecessor of the Company, from April 1996 until August 1998. From 1989 to August 1998, Mr. Wiles served as Executive Vice President of American General Hospitality, Inc., where he was responsible for acquisition and development activities.

JAMES F. DANNHAUSER	1998	50	I
James F. Dannhauser has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2005. Mr. Dannhauser has been the Chief Financial Officer of Six Flags, Inc., a NYSE-listed owner and operator of theme and water parks, since October 1995 and a member of the Board of Directors of Six Flags since December 1992. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the Board of Directors of Lepercq.

H. CABOT LODGE III	1998	47	III
H. Cabot Lodge III has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Lodge has served as a director and as Executive Vice President—Investments of iStar Financial since March 2000. At iStar Financial, Mr. Lodge maintains primary responsibility for jointly overseeing the company’s corporate tenant lease investment activity. Prior to joining iStar Financial, Mr. Lodge was a founder and principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly structured, value-added financing for their corporate real estate facilities. ACRE Partners merged with iStar Financial in 2001. Mr. Lodge also served as chairman of Superconducting Core Technologies, Inc., a wireless communications company from 1995 to 1997. Mr. Lodge is also a director of High Voltage Engineering Corporation and TelAmerica Media, Inc.

D. ELLEN SHUMAN	2001	48	III
D. Ellen Shuman has been a director of the Company since March 2001, and her current term expires at the Annual Meeting in 2004. Since January 1999, Ms. Shuman has been Vice President and Chief Investment Officer of Carnegie Corporation of New York, a charitable organization. Prior to January 1999, Ms. Shuman served as Director of Investments at Yale University. Ms. Shuman is Vice Chair of the Board of Trustees of Bowdoin College, serving on the Executive, Trustee Affairs, Investment and Honors Committees. Ms. Shuman is also a Board member of The Investment Fund for Foundations (TIFF) and an investment advisor to the Edna McConnell Clark Foundation.

PAUL W. WHETSELL	1998	52	III
Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Whetsell has also been the Chairman of the Board of Directors and Chief Executive Officer of Interstate Hotels & Resorts, Inc., since August 1998. Prior to August 1998, Mr. Whetsell had been Chairman of the Board of Directors of CapStar Hotel Company, one of the Company’s predecessors, since 1996, and had served as President and Chief Executive Officer of CapStar Hotel Company since its founding in 1987.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

JAMES R. WORMS	1998	57	III
James R. Worms has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Worms has served since August 1995 as a Managing Director of William E. Simon & Sons L.L.C., a private investment firm and merchant bank, and President of William E. Simon & Sons Realty, through which the firm conducts its real estate activities. Prior to joining William E. Simon & Sons, Mr. Worms was employed in various capacities since March 1987 by Salomon Brothers Inc., an international investment banking firm, culminating with Managing Director.

COMMITTEES OF THE BOARD OF DIRECTORS

      During 2002, the Board of Directors of the Company met five times. During 2002, each director attended all of the meetings of the Board of Directors held while he or she was a director, except Mr. Dannhauser who did not attend one meeting.

Board of Directors Committees

      The Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating & Governance Committee.

      The Audit Committee consists of three directors who are not employees of the Company. The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. During 2002, the Audit Committee met five times, and all of the then-current members attended all of the meetings. The current members of the Audit Committee are Messrs. Lodge and Dannhauser, and Ms. Shuman. Mr. Dannhauser is chair of this committee.

      The Compensation Committee consists of three non-employee directors. The Compensation Committee is responsible for the determination of compensation of the Company’s executive officers and the administration of the Company’s Incentive Plan, the Directors Plan, and the POPs Plan. During 2002, the Compensation Committee met one time, and all of the members attended the meeting. The current members of the Compensation Committee are Messrs. Worms, Crandall, and Janes. Mr. Janes is chair of this committee.

      The Investment Committee consists of three non-employee directors. The Investment Committee is responsible for reviewing and approving all hotel acquisitions under $40 million and reviewing and recommending to the Board of Directors all hotel acquisitions over $40 million and all non-hotel acquisitions. During 2002, the Investment Committee did not meet. The current members of this committee are Messrs. Lodge, Janes, and Worms. Mr. Worms is chair of this committee.

      The Nominating & Governance Committee consists of two non-employee directors. The Nominating & Governance Committee is responsible for nominating all other members of the Board of Directors. During 2002, the Nominating & Governance Committee did not meet. The current members of this committee are Messrs. Janes and Lodge. Mr. Lodge is chair of this committee.

      The Board of Directors will consider nominations by Stockholders for directors. The Board of Directors would be pleased to receive suggestions from Stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be sent to the attention of the Secretary of the Company.

THE NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

      The purpose of the Non-Employee Directors’ Incentive Plan (the “Directors Plan”) is to attract experienced and knowledgeable persons to serve as outside directors to the Company.

      There are currently seven directors who are not officers or employees of the Company or its subsidiaries on the Board of Directors (each an “Independent Director”). Independent Directors of the Company are compensated pursuant to the Company’s Directors Plan, which is described below. Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member, and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

Options

      Pursuant to the Directors Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director is granted an option (a “Stock Option”) to purchase 5,000 shares of Common Stock on the first business day following each annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock, or a combination thereof. Options granted under the Directors Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

Common Stock in Lieu of Fees

      Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in shares of Common Stock will be paid at the same time as fees paid in cash.

Share Authorization

      A maximum of 500,000 shares of Common Stock may be issued under the Directors Plan. The share limitation and terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Amendment and Termination

      The Directors Plan provides that the Board of Directors may amend or terminate the Directors Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors Plan or (ii) stockholder approval would be required for compliance with stock exchange rules. No options may be granted under the Directors Plan after December 31, 2008.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG, LLP (“KPMG”) as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2003.

      The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG to serve as our independent auditors for 2003, subject to the approval of our stockholders. KPMG has been the independent auditors of the Company since August 1998. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement and to answer appropriate questions.

      The following fees were paid to KPMG for the year ended December 31, 2002:

Audit Fees
Annual audit and quarterly reviews	$197,500
Subsidiary company audits and compliance audits	44,500
Letters to underwriters, reviews of SEC filings and issuance of consents	90,000	$332,000
Audit-Related Fees
Consulting on accounting issues		7,000
Tax Fees
Tax consultation and compliance		185,000

Total Fees		$524,000

      The Audit Committee evaluates and considers whether any non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence pursuant to Independence Standards Board Standard No. 1.

      The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent auditors. Proxies solicited by the Board of Directors will be so voted, unless shareholders specify otherwise in their proxies.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In performing these responsibilities, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent accountants.

      In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the December 31, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

      Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the Securities and Exchange Commission.

The Audit Committee
James F. Dannhauser, Chairman
H. Cabot Lodge, III
D. Ellen Shuman

THE EXECUTIVE OFFICERS

      The only executive officers of the Company as of the date of this Proxy Statement are Messrs. Whetsell, Wiles, Olinger, and Kraisinger. Messrs. Whetsell and Wiles are also members of the Board of Directors. Biographical information for Messrs. Whetsell and Wiles is contained in Proposal No. 1 above.

Name	Age	Title

Donald D. Olinger	44	Executive Vice President & Chief Financial Officer
Jerome J. Kraisinger	46	Executive Vice President, General Counsel, & Secretary

      Mr. Olinger has been our Executive Vice President and Chief Financial Officer since December 2002. During the nine years prior to his joining the Company, Mr. Olinger served in various capacities at Host Marriott Corporation, a major hotel real estate investment trust, culminating in the role of Senior Vice President and Corporate Controller. Previously, he was with the accounting firm, Deloitte & Touche. Mr. Olinger is a certified public accountant. He is a member of the board of directors of the District of Columbia chapter of Financial Executives International and chairs the Financial Accounting Standards Committee of the National Association of Real Estate Companies. He has also served on the Best Financial Practices Council for the National Association of Real Estate Investment Trusts (NAREIT).

      Mr. Kraisinger has been our Executive Vice President, General Counsel, and Secretary since February 2003. Prior to joining the Company, he was an Assistant General Counsel and an Assistant Secretary of Host Marriott Corporation. Mr. Kraisinger began his career with Host Marriott, then known as Marriott Corporation, in 1986, where he played a significant role in the company’s Law Department. Before joining Host Marriott, Mr. Kraisinger was in private practice with the law firm of Holland & Knight beginning in 1983. Mr. Kraisinger has been admitted to practice in Maryland, Florida, and the District of Columbia. He served as a member of the board of directors of ProRiver, Inc., the owner of a regional restaurant chain, until its acquisition by Dave’s of America, Inc.

EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid by the Company during 2002, 2001 and 2000 with respect to the Chief Executive Officer, the other executive officer who was serving as such as of December 31, 2002, and Mr. John Emery, president and Chief Operating Officer until November 1, 2002 (the “Named Executive Officers”). Mr. Olinger, who joined the Company in December 2002, did not earn more than $100,000 from the Company in 2002.

		Annual Compensation			Long-Term Compensation

				Other Annual	Restricted		Securities
				Compensation	Stock		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	(4)	Awards		Options	Compensation

Paul W. Whetsell(1)	2002	$285,000	$—	$18,350	$—		200,000	(3)
Chief Executive Officer and	2001	285,000	—	621,522	1,250,000	(2)	—	(3)
Chairman of the Board	2000	285,000	220,100	471,780	1,089,844	(2)	—	—

Bruce G. Wiles	2002	304,942	—	3,812	—		100,000	—
Chief Operating Officer and	2001	300,800	—	249,703	—		—	—
Director	2000	300,000	190,300	220,500	261,563	(2)	—	—

John Emery(5)	2002	194,616	—	11,228	—		—	—
Former President, Chief	2001	230,000	—	328,082	—		—	(3)
Operating Officer and Director	2000	234,039	211,000	315,970	697,500	(2)	—	—

(1)	Mr. Whetsell is also an officer of Interstate Hotels & Resorts, Inc. and is eligible to participate in the Interstate Hotels & Resorts, Inc. Incentive Plan. In addition, Mr. Whetsell has an employment agreement with Interstate Hotels & Resorts, Inc.

(2)	The Compensation Committee approved in December 1999 the grant of Common Stock and other equity compensation to Messrs. Whetsell, Wiles and Emery (the “Restricted Equity Award”). In January 2000, the Compensation Committee determined that it would satisfy the Restricted Equity Award by issuing a combination of Common Stock, which is subject to a three-year vesting period beginning March 31, 2000 (the “Restricted Stock”), and a new class of OP Units, which is subject to the satisfaction of certain performance criteria (“POPs”). The stock portion of the Restricted Equity Award is valued based on the closing price per share of the Common Stock on the date of grant. Pursuant to the Restricted Equity Award, Mr. Whetsell received 350,000 shares of Common Stock and other equity compensation granted as follows (i) 37,500 shares of Restricted Stock on December 31, 1999, (ii) 137,500 shares of Restricted Stock on March 31, 2000 (of which 62,500 were issued on March 31, 2001 and 12,500 were issued on March 31, 2002), and (iii) 175,000 POPs on March 29, 2000. Pursuant to the Restricted Equity Award, Mr. Emery received 175,000 shares of Common Stock and other equity compensation granted as follows (i) 47,500 shares of Restricted Stock on December 31, 1999, (ii) 40,000 shares of Restricted Stock on March 31, 2000, and (iii) 87,500 POPs on March 29, 2000 (see (5) below). Pursuant to the Restricted Equity Award, Mr. Wiles received 125,000 shares of common stock and other equity compensation granted as follows (i) 47,500 shares of Restricted Stock on December 31, 1999, (ii) 15,000 shares of Restricted Stock on March 31, 2000, and (iii) 62,500 POPs on March 29, 2000.

(3)	In April 2002, the Compensation Committee approved the grant of 162,500 POPs to Mr. Whetsell. In April 2001, the Compensation Committee approved the grant of 200,000 POPs to Mr. Whetsell and 150,000 POPs to Mr. Emery. Mr. Whetsell’s grants vest equally over three years. See (5) below for the vesting/exchange of Mr. Emery’s POPs.

(4)	Represents dividends received on unvested restricted stock and distributions on POPs.

(5)	In November 2002, Mr. Emery resigned from his positions with the Company. In connection with Mr. Emery’s separation from the Company, his POPs grants totaling 237,500 units were settled as follows: (i) 50,000 were exchanged for the same number of shares of Common Stock, which immediately vested; (ii) 137,500 were exchanged for the same number of shares of Restricted Stock, which vest on November 19, 2003; and (iii) 50,000 were exchanged in January 2003 for the same number of shares of Common Stock, which immediately vested.

Stock Option Grants

      The following table sets forth certain information with respect to the options granted to the Named Executive Officers during 2002.

		% Of Total			Potential Value at Assumed
	Number of	Options Granted			Annual Rates of Stock Price
	Securities	to Employees in			Appreciation For Option Term
	Underlying Options	2002 Fiscal	Exercise or	Expiration
Name	Granted (1)	Year	Base Price	Date	5%	10%

Paul W. Whetsell	200,000	29%	$11.42	7/25/2012	$1,436,395	$3,640,108
Bruce G. Wiles	100,000	14%	$7.42	12/12/2012	$466,640	$1,182,557

(1)	Options granted are exercisable in equal installments on the first, second and third anniversaries of the grant date.

COMPENSATION PLANS

THE INCENTIVE PLAN

      The purpose of the Company’s Incentive Plan, as amended on May 24, 2001, (the “Incentive Plan”) is to: (i) attract and retain employees and other service providers with ability and initiative, (ii) provide incentives to individuals whose efforts contribute to the performance and success of the Company, and (iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

Administration

      The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate.

Eligibility

      Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company’s performance is eligible to participate in the Incentive Plan (“Participants”). The Administrator may from time to time grant stock options, stock awards, incentive awards or performance shares to Participants. As of December 31, 2002, the class of Participants consisted of approximately 109 persons.

Options

      Options granted under the Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares’ fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan may be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares’ fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

      ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

      Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant’s rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company’s, a subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. Presently, the maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 50,000 shares of Common Stock. However, if Proposal No. 3 is approved at the Annual Meeting, this limit will be increased to 250,000 shares of Common Stock.

Incentive Awards

      Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

      The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock, if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

Transferability

      Awards granted under the Incentive Plan are generally nontransferable. The Company may, however, grant awards, other than ISOs, which are transferable to certain Permitted Family Members (as defined in the Incentive Plan).

Share Authorization

      At any given time, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan will be the total of (i) 12.5% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the Incentive Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of April 4, 2003, the closing price of a share of Common Stock on the New York Stock Exchange was $3.41.

Certain Federal Income Tax Consequences

      In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant’s gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain provided the Participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or of a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability, or within one year in the case of death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the ISO.

      In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      A Participant will recognize income on account of the settlement of a performance share award or incentive award. A Participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

      The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

      The transfer of a nonqualified stock option to a Permitted Family Member will have no immediate tax consequences to the Company, the Participant or the Permitted Family Member. Upon the subsequent exercise of the transferred option by the Permitted Family Member, the Participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the Permitted Family Member may subsequently sell such shares will be treated as capital gain or loss to the Permitted Family Member, long- or short-term depending on the length of time the shares have been held by the Permitted Family Member. If transfers of other awards are permitted, Participants will be directed to consult their own tax advisors.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limitation of $1,000,000 on the amount of compensation payable to each of the Named Executive Officers in the table under “Executive Compensation” that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Incentive Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value and stock awards granted under the Incentive Plan will not satisfy those requirements.

Termination and Amendment

      No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan after July 11, 2006. The Board of Directors may amend or terminate the Incentive Plan at any time, but an amendment will not become effective without Stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

THE PROFITS-ONLY OPERATING PARTNERSHIP UNITS (“POPS”) PLAN

      As of March 29, 2000, the Board of Directors approved the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan (the “POPs Plan”). The purpose of the POPs Plan is to (i) attract and retain officers, directors, employees and consultants of the Company and its participating affiliates and (ii) enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of MeriStar Hospitality Operating Partnership, L.P. (the “Operating Company”).1 The Operating Company holds substantially all of the Company’s assets; therefore, a POPs grant provides a direct economic incentive to maximize the value of the Company’s assets.

Profits-Only Operating Partnership Units

      Pursuant to the POPs Plan, officers, directors, employees and consultants of the Company are eligible to receive restricted Profits-Only Operating Partnership Units (“POPs”) of the Operating Company. A POPs unit resembles a share of restricted stock in that it is an economic interest in the Operating Company and that the holder has no ability to transfer the unit during the restriction period. A POPs unit differs from a share of restricted stock in that POPs are not entitled to the same distribution rights as Common Operating Partnership Units of the Operating Company, but upon a lapse of the restriction are subject to conversion into shares of the Company’s Common Stock at the discretion of the Company. A holder of POPs normally will be entitled to receive special allocations of gain on specified Operating Company dispositions (including gain on revaluations of partnership property) until such time as the partnership capital account attributable to each unit is equivalent to the value of a regular Operating Partnership unit at the time the POPs were issued; thereafter, the holder will receive allocations of gain and loss on specified dispositions and upon partnership revaluations based on the holder’s percentage interest in the Operating Company attributable to the units. A holder of POPs will be entitled to distributions, in the discretion of the Company and subject to the distribution priorities for other classes of partnership interests, equal to the holder’s percentage interest of the proceeds from the sale of partnership property with respect to which allocations are made to such holder. As a result of this structure, POPs have no value when issued. Value is realized by a POPs holder only upon a “book-up” event, and is taxable only upon the holder’s disposition of the POPs. Unlike grants of options or restricted stock, the value of which are subject to the vagaries of the market, the value of a POPs grant is

[1]	The Company is the sole general partner of the Operating Company. The Operating Company’s partnership agreement gives the general partner complete control over the business and affairs of the Operating Company. The agreement also gives the general partner the right to issue additional partnership interests in the Operating Company in one or more classes. The Company issues POPs pursuant to this provision of the partnership agreement. These grants supplement the incentives contained in the Company’s Incentive Plan.

inextricably linked to the value of the Company’s assets. Therefore, a POPs holder has a direct incentive to maximize the value of these assets. In addition, the POPs transferability restrictions detailed below ensure that this incentive is long-term.

Eligibility

      Each officer, director, employee or consultant of the Company or a participating affiliate of the Company is eligible to participate in the POPs Plan (“Participants”). As of April 4, 2003, the class of Participants consisted of approximately 7 persons.

Administration

      The POPs Plan is administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or an affiliate of the Company, or to a committee of such officers or managers, its authority to administer the POPs Plan. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate. The Administrator may from time to time grant restricted POPs to Participants.

Transfer Restrictions and Exchange Rights

      POPs are subject to the transfer restrictions contained in the Operating Company’s partnership agreement, as well as to additional transfer restrictions imposed by the POPs Plan and the individual agreements pursuant to which POPs are granted. Holders of POPs will be entitled to exchange the POPs held by them for cash or, at the option of the Company, for shares of the Company’s Common Stock, based upon an exchange formula and the satisfaction of other conditions contained in an exchange rights agreement entered into by such holders and the Company. A Participant’s rights in a POPs award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. Generally, if any conditions remain unfilled with respect to any units awarded to a Participant at the time that Participant’s employment with the Company and its participating affiliates is terminated, those units will be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this forfeiture provision. Awards granted under the POPs Plan are generally nontransferable. The Administrator may, however, permit transfers to a Participant’s immediate family and certain other permitted transferees.

Unit Authorization

      At any given time, the maximum number of POPs that may be granted under the POPs Plan is 1,000,000. This limitation and the terms of outstanding awards will be adjusted, as the Administrator deems appropriate, in the event of a dividend or other distribution by the Operating Company or recapitalization, merger, consolidation, issuance or exchange of POPs or other ownership interests of the Operating Company or any other similar event.

Termination and Amendment

      The Administrator may amend, alter, suspend, discontinue or terminate the POPs Plan at any time; provided that no such action which would materially adversely affect the rights of any Participant shall be effective without the written consent of the affected Participant.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Mr. Whetsell as of November 1, 2001 (amended November 20, 2002 and April 22, 2003), Mr. Emery as of April 1, 2000 (amended March 26, 2002), and Mr. Wiles as of August 3, 1998. With respect to Mr. Whetsell, the amended agreement has an initial term of three and one-half years with automatic renewal on a year-to-year basis thereafter unless terminated in accordance with its terms. Mr. Emery’s amended agreement provides for the termination of Mr. Emery’s employment with the Company, effective November 1, 2002. Mr. Wiles’ agreement provides for an initial term of one year and automatically extends on a day-to-day basis so that there is a rolling one-year term; however, in no event will the term of Mr. Wiles’ employment agreement extend beyond December 31, 2003, unless terminated in accordance with its terms. Certain material terms of these agreements are set forth below:

Base Salary

      Mr. Whetsell receives a base salary of $285,000 per year. Mr. Whetsell will also receive a base salary of $350,000 per year as an employee of Interstate Hotels & Resorts, Inc. With respect to Mr. Emery, the Company agreed to pay Mr. Emery a lump sum payment of two (2) times his base salary ($230,000) and bonus for year 2001, totaling $460,000, and an additional payment of $250,000 in connection with his termination. Payment of these amounts to Mr. Emery were made in 2003. Beginning in 2003, Mr. Wiles receives a base salary of $400,000 per year. The base salaries of Messrs. Whetsell and Wiles are subject to review annually.

Annual Incentive Bonus

      Each current executive is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

	Threshold Target	Target	Maximum Bonus Amount

Paul W. Whetsell	25.0%	165.0%	200.0%
Bruce G. Wiles	25.0%	100.0%	125.0%

      The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

Restricted Stock/ POPs

      In the case of Mr. Whetsell, at the discretion of the Compensation Committee, he will be granted a minimum of 75,000 and a maximum of 225,000 POPs or shares of restricted Common Stock, awarded on May 1, 2002, 2003 and 2004, vesting over three years. Future grants will be at the Board’s discretion. Mr. Whetsell will also receive an amount, paid quarterly, for each POP or share of restricted Common Stock that has been granted to him equal to the dividend rate that the Company pays to its shareholders for the corresponding quarter.

Long-Term Incentives

      Each executive is eligible to participate in the Incentive Plan. Awards are made at the discretion of the Compensation Committee. As an officer of Interstate Hotels & Resorts, Inc., Mr. Whetsell also is eligible to participate in Interstate’s Corporate Incentive Plan.

Certain Severance Benefits

      If at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell or Wiles is terminated, he shall be entitled to receive the benefits described below. Mr. Emery’s separation benefits, as presented in his separation agreement and general release, are also described below.

      Termination by the Company Without Cause or by the Executive for Good Reason. If Mr. Whetsell is terminated without cause or voluntarily terminates for “good reason,” he is entitled to a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year multiplied by (y) the greater of (A) two and one half (2 1/2) or (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365. In addition, all of his unvested options and restricted stock will immediately vest and become exercisable for a period of one year thereafter, and shares of restricted stock previously granted to him will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater of two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or the date on which he obtains health insurance from a substitute employer. All ungranted POPs that were to be granted on May 1, 2002, 2003 or 2004 (assuming 165,000 POPs were to be granted each year) will be immediately granted and vested, all unvested POPs will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of the Operating Company or the Company’s Common Stock and shall become free from all contractual obligations.

      If Mr. Wiles is terminated without cause or voluntarily terminates with “good reason,” he will be entitled to receive (i) a lump-sum payment equal to one time his annual base salary, (ii) the amount of his bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and certain restricted stock awards and (iv) the continuance of health insurance benefits under his employment agreement, but only until the earlier of (x) one year from the end of the term of his employment agreement or (y) the date on which he obtains health insurance coverage from a subsequent employer.

      In connection with Mr. Emery’s separation from the Company, he received (i) immediate vesting for all 35,168 restricted shares of the Company’s Common Stock, (ii) immediate vesting, if not already vested prior to the date of his separation agreement, for all 237,500 POPs, (iii) 100,000 common shares, which immediately fully vested, and 137,500 common shares of Restricted Stock, which vest on November 19, 2003, in exchange for Mr. Emery’s fully-vested 237,500 POPs, and (iv) monthly lease payments on Mr. Emery’s automobile lease through April 2003.

      Termination Due to Death or Disability. Upon termination due to death or disability, each executive or his estate will receive a lump-sum payment equal to the executive’s base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive’s stock options and restricted stock will vest immediately and become exercisable for a period of one year thereafter, and the shares of restricted stock previously granted to the executive will become free from all contractual restrictions. In the case of Mr. Whetsell, all ungranted POPs that were to be granted to him on May 1, 2002, 2003 or 2004 (assuming 165,000 POPs were to be granted each year) will be immediately granted and vested, all unvested POPs will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of the Operating Company or the Company’s Common Stock and shall become free from all contractual restrictions.

      Voluntary Termination or Termination for Cause. Upon voluntary termination or termination for “cause” by the Company, each executive will receive the accrued and unpaid amount of his base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire ninety (90) days after the termination date. In the case of Mr. Whetsell’s voluntary termination, all POPs granted through the date of termination shall immediately vest and convert into Common OP Units of the Operating Company or the Company’s Common Stock and shall become free from all contractual restrictions.

      Termination Following a Change in Control. If (1) Mr. Whetsell is terminated without cause within 24 months following a “Change in Control,” (2) if Mr. Whetsell voluntarily terminates with “good reason” within 6 months following a Change of Control, (3) if Mr. Whetsell’s title or responsibilities change during the 2-year period following the Change of Control and Mr. Whetsell within 6 months following such change terminates the agreement, or (4) if Mr. Whetsell’s employment by Interstate Hotels & Resorts, Inc. is terminated and the Company does not agree to pay Mr. Whetsell the equivalent of his then-current salary with Interstate Hotels & Resorts, Inc., Mr. Whetsell will receive the following benefits: (i) a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary or (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year, multiplied by (y) the greater of (A) three and one-half (3 1/2) and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365; (ii) all unvested stock options and shares of restricted stock held by him will immediately vest and be exercisable for a period of one year thereafter and shares of restricted stock previously granted to him will become free from contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or if he obtains health insurance from a subsequent employer. In the case of Mr. Wiles, the executive would be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except his lump-sum payment will be two times the sum of his then-annual base salary plus bonus.

      Change in Control Payments. In the case of Mr. Whetsell and Mr. Wiles, in the event that any accelerated vesting of his rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to “excess parachute payments” within the meaning of section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to him in the amount of such excise tax (the “Excise Tax Payment”) and shall also make a cash payment to him in an amount equal to the total of federal, state and local income and excise taxes for which he may be liable on account of such Excise Tax Payment.

      No Set-off Requirements. In the case of Mr. Whetsell and Mr. Wiles, in the event of termination of his employment, he will not be required to seek alternative employment and, in the event he does secure other employment, no compensation or other benefits received in respect of such employment shall be set-off or in any other way limit or reduce the obligations of the Company under the employment agreements.

      Non-solicitation. Mr. Whetsell may not, during his employment and for a period of twenty-four months thereafter, solicit, raid, entice or induce any person that then is or at any time during the twelve-month period prior to the end of Mr. Whetsell’s agreement, who was an employee of a Company Affiliate (other than a person whose employment has been terminated) to become employed by any person, firm or corporation.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation program provides competitive levels of compensation designed to integrate pay with the Company’s annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success; and, aligning the interest of executives with the long-term interests of the Company’s stockholders.

      In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus, long-term stock options, stock appreciation rights and restricted stock under the Incentive Plan and POPs under the POPs Plan. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

Base Salary

      In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers’ base salaries with those paid to other executives in the hospitality industry.

Incentive Bonus

      Employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. For executive officers the cash bonuses are governed by their employment agreements. Full bonus payouts will be made only if the Company’s performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock and Operating Partnership Units

      Restricted shares may be granted to officers and other key employees of the Company under the MeriStar Incentive Plan. The Compensation Committee believes that the grant of restricted shares focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of a restricted share or a restricted POP bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of Stockholders, and is therefore an important element of the Company’s compensation policy.

      In 1999, the Committee retained the services of an independent outside compensation consulting firm to conduct an executive compensation study (i) to determine the competitiveness of the Company’s total compensation package and (ii) to further link incentive plans with shareholder interests. As part of the study, restricted stock and POPs were granted on December 31, 1999 and in March 2000 (see the Executive Compensation table and, in particular, Note 2 to the table). In addition, in connection with its evaluation of Messrs. Whetsell’s and Emery’s total compensation, in April 2001 the Committee granted Mr. Whetsell 200,000 POPs and Mr. Emery 150,000 POPs (see the Executive Compensation table and, in particular, Note 3 to the table).

Stock Options

      Stock options and stock appreciation rights are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase Stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of an option bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of Stockholders, and is therefore an important element of the Company’s compensation policy. During 2002, Mr. Whetsell received 200,000 options and Mr. Wiles received 100,000 options under the Incentive Plan.

Chief Executive Officer Compensation

      Mr. Whetsell’s base salary as Chairman of the Board and Chief Executive Officer of the Company for 2002 was $285,000. Mr. Whetsell also received a base salary of $190,000 in 2002 as an employee of Interstate Hotels & Resorts, Inc. Taking account of the fact that Mr. Whetsell spends a significant portion of his time in his various capacities at Interstate Hotels & Resorts, Inc., we believe that Mr. Whetsell’s compensation received from the Company is comparable to other chief executive officers in the hotel industry. Mr. Whetsell’s base salary for 2003 will remain at $285,000. Mr. Whetsell will also receive a base salary of $350,000 in 2003 as an employee of Interstate Hotels & Resorts, Inc. Taking account of the fact that Mr. Whetsell will continue to spend a significant portion of his time in his various capacities at Interstate Hotels & Resorts, Inc., we believe that Mr. Whetsell’s compensation will continue to be comparable with that of other chief executive officers in the hospitality industry. Mr. Whetsell’s compensation is established by the Compensation Committee.

Tax Deductibility of Compensation

      Section 162(m) of the Code, generally limits the deductibility on the Company’s tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company’s Stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the Compensation Committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.

The Compensation Committee
William S. Janes, Chairman
James R. Worms
J. Taylor Crandall

PERFORMANCE GRAPH

      The following graph compares the cumulative annual return of the Common Stock since August 20, 1996, the date CapStar Hotel Company, the Company’s predecessor, began trading on the New York Stock Exchange, with the cumulative total return of the New York Stock Exchange Market Value Index (“NYSE Market Index”) and the Company’s peer group (the “Peer Group”) index over the same period, assuming an initial investment of $100 on August 20, 1996, with all dividends reinvested. The Peer Group consists of Host Marriott Corporation, Felcor Lodging Trust, Inc., Boykin Lodging Inc., InnKeepers USA Trust, and RFS Hotel Investors, Inc. The Company believes that the Peer Group represents the Company’s principal competitors in the hotel ownership segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded companies whose market capitalizations and principal lines of business are comparable to those of the Company.

Assumes $100 invested on August 20, 1996.

Assumes dividends reinvested.

Index calculations for the period from August 20, 1996 to August 3, 1998 relate to the stock price of CapStar Hotel Company. CapStar Hotel Company and American General Hospitality Corporation merged on August 3, 1998 to create the Company.

PROPOSAL NO. 3

RATIFICATION OF AN INCREASE IN THE ANNUAL LIMIT ON INDIVIDUAL EMPLOYEE STOCK AWARDS

      At the Annual Meeting, the stockholders will vote on the ratification of an increase in the annual limit on individual employee stock awards from 50,000 to 250,000 shares. As stated in the Compensation Committee’s report on executive compensation, restricted shares may be granted to officers and other key employees of the Company under the Company’s Incentive Plan. The Compensation Committee believes that the grant of restricted shares focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of a restricted share or a restricted POP bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company’s compensation policy.

      Presently, the Incentive Plan provides that no individual may receive stock awards with respect to more than 50,000 shares of common stock in any calendar year. Given the current market price of the Company’s Common Stock , this limitation prevents such awards from acting as a sufficient incentive. Similarly, the POPs Plan limits the aggregate number of POPs with respect to which grants may be made under the plan to 1,000,000. In the absence of a change in either the Incentive Plan or the POPs Plan, current obligations of the Company will cause it to exceed the POPs Plan limitation. To address this situation, the Company has amended its employment agreement with Mr. Whetsell to allow the Company, in its discretion, to grant either restricted stock or POPs. As stated above, the Compensation Committee believes that in the interest of balancing all key stockholder interests, the compensation of the executive officers of the Company should be comprised of a combination of base salary, short-term annual incentive bonus, long-term stock options, stock appreciation rights, restricted stock under the Incentive Plan, and POPs under the POPs Plan. In the case of Mr. Whetsell, this balance can be achieved by raising the 50,000 share limit under the Incentive Plan. This increase, when combined with the amendment to Mr. Whetsell’s employment agreement, will also allow the Company to remain within the POPs Plan limitation. Accordingly, the Board, upon the recommendation of the Compensation Committee, approved the amendment of Mr. Whetsell’s employment agreement and authorized a 200,000 share increase in the annual limit on individual employee stock awards under the Company’s Incentive Plan.

      The benefits under the Incentive Plan, as proposed to be modified (including the number of options or securities subject to awards), to our Named Executive Officers, our current executive officers as a group and our current non-executive officer employees as a group are not currently determinable, because the amounts of the awards are not set and are dependent on the discretion of the Compensation Committee. Non-employee directors do not participate in the Incentive Plan because they participate in the Non-Employee Directors’ Incentive Plan. No modification to the formulas or criteria for awards under the Incentive Plan has been proposed.

      A copy of the Incentive Plan is attached to this proxy statement as Exhibit B.

      The Board of Directors unanimously recommends that you vote FOR the ratification of the increase in the annual limit on individual employee stock awards under the Company’s Incentive Plan. Proxies solicited by the Board of Directors will be so voted, unless shareholders specify otherwise in their proxies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships among Officers and Directors

      Mr. Whetsell is an executive officer, director and stockholder of Interstate Hotels & Resorts, Inc., manager of all of the Company’s hotels. Mr. Jorns is a director, Vice-Chairman, Chief Investment Officer, and a stockholder of Interstate Hotels & Resorts, Inc. Mr. Wiles is a holder of limited partnership interests in the operating partnership of the Company. In fiscal 2002, the Company paid an approximate aggregate amount of $24.6 million in management fees to Interstate Hotels & Resorts, Inc.

      Mr. Jorns is a director, Vice-Chairman and a stockholder of the Company. On August 3, 1998, the Company entered into an employment agreement with Mr. Jorns for a term of 5 years, expiring on August 3, 2003. After the initial term, Mr. Jorns’ agreement renews automatically on a year-to-year basis. Mr. Jorns receives a base salary of $135,000 per year. The termination and severance provisions in Mr. Jorns’ agreement are similar to those in Mr. Whetsell’s agreement. Mr. Jorns also receives a base salary of $90,000 from Interstate Hotels & Resorts, Inc.

      Mr. Crandall has direct or indirect ownership interests in various entities, which are partners in MIP Lessee, L.P. MeriStar Investment Partners, L.P., an entity in which the Company, through the Operating Company, has an ownership interest, is the general partner of MIP Lessee, L.P.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of April 4, 2003, by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a Stockholder, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned

Name & Address of Beneficial Owner	Number	Percentage

Franklin Resources, Inc.(1)	4,157,280	8.8%
Capital Group International Inc.(2)	2,683,160	6.0%
Stichting Pensioenfonds ABP(3)	4,381,917	9.7%
J. Taylor Crandall(4)	241,402	*
Steven D. Jorns(5)	313,316	*
William S. Janes(6)	41,646	*
H. Cabot Lodge III(7)	25,976	*
Donald D. Olinger(8)	50,000	*
Paul W. Whetsell(9)	796,820	1.5%
James R. Worms(7)	38,704	*
Bruce G. Wiles(10)	415,465	*
D. Ellen Shuman(11)	6,667	*
James F. Dannhauser(12)	17,501	*
Executive officers and directors as a group (10 persons)	1,947,497	4.2%

*	Represents less than 1% of the class.

(1)	Beneficial Ownership information is based on Schedule 13G/ A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at One Franklin Parkway, San Mateo, California 94403), dated January 30, 2003.

(2)	Beneficial Ownership information is based on Schedule 13G/A filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company (both located at 11100 Santa Monica Blvd., Los Angeles, California 90025), dated February 10, 2003.

(3)	Beneficial Ownership information is based on Schedule 13G filed by Stichting Pensioenfonds ABP (located at Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands), dated April 8, 2003.

(4)	Includes 53,068 shares held by Cherwell Investors, Inc. (“Cherwell”), 75,260 shares held by Penobscot Partners, L.P. (“Penobscot”), 100,000 shares held by PTJ Merchant Banking Partners, L.P. (“PTJ Merchant”) and 4,067 shares held by Group 31, Inc. Mr. Crandall is the President and sole shareholder of Group 31, Inc. and the President and sole shareholder of PTJ, Inc., which is the sole general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Crandall is also the President and sole stockholder of Acadia MGP, Inc., which is the managing general partner of Acadia FW Partners, L.P., which is the sole stockholder of Cherwell. Also includes 2,500 shares of Common Stock that have vested under options granted.

(5)	Includes 10,001 shares of Common Stock that have vested under options granted.

(6)	Includes 32,501 shares of Common Stock that have vested under options granted.

(7)	Includes 25,976 shares of Common Stock that have vested under options granted.

(8)	Represents 50,000 shares of unvested restricted Common Stock that constitute stock awards.

(9)	Includes (i) 525,000 shares of Common Stock that have vested under options granted and (ii) 5,000 shares of unvested restricted Common Stock that constitute stock awards.

(10)	Includes (i) 250,000 shares of Common Stock that have vested under options granted, (ii) 3,001 shares of unvested restricted Common Stock that constitute stock awards and (iii) 5,758 operating partnership units.

(11)	Includes 6,667 shares of Common Stock that have vested under options granted.

(12)	Includes 17,501 shares of Common Stock that have vested under options granted.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and greater than 10% Stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

      Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% Stockholders were met for the 2002 fiscal year, except for Form 4s filed by Messrs. Whetsell and Wiles.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

      The New York City Police Pension Fund, having offices at 1 Centre Street, New York, NY 10007, owner of 79,800 shares as of November 22, 2002, has proposed the adoption of the following resolution and has furnished the following statement in support of its proposal:

      Resolved:

      “That the stockholders of MeriStar Hospitality Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.”

Supporting Statement

      “We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

      In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

      We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.”

The Board of Directors unanimously recommends that you vote AGAINST the approval of this proposal.

      The Board of Directors, as well as the Nominating & Governance Committee, has carefully considered the proposal and believes that the classified Board structure now in place continues to be in the best interests of the Company and its stockholders. For this reason, the Board of Directors recommends that stockholders vote AGAINST the proposal.

      Under the Company’s Articles of Incorporation, the Board is divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year. This structure has been in place since 1996, when it was put in place by the holders of our common stock as part of an amendment to our then Certificate of Incorporation. In addition, at the special meeting of stockholders concerning the merger of Capstar Hotel Company and American General Hospitality Corporation held in 1998, holders of more than 98% of the shares of our common stock voted to approve the transactions comprising the merger, including the adoption of our Articles of Incorporation.

      A classified board offers important advantages to stockholders and is the method of governance used by a majority of S&P 500 companies. Most notable among these advantages are increased stability, improved long-term planning and enhanced independence. The three-year staggered terms promote stability by ensuring that a majority of the Company’s directors at any given time will have had prior experience and familiarity with the business and affairs of the Company. Directors who have experience with the Company and knowledge about its business are a valuable resource and are better positioned to make the decisions that are best for the Company and its stockholders.

      The Board also believes that electing directors to staggered three-year terms enhances long-term strategic planning. The continuity made possible by the classified structure is critical to the proper oversight of a company like MeriStar, which requires that investments in its properties be made over long periods of time. The annual election of only one-third of the Board also helps to prevent abrupt changes in corporate policies, based on misplaced short-term objectives, which might result if the entire Board could be replaced in one year.

      Electing directors to three-year, as opposed to one-year, terms also enhances the independence of non-management directors by providing them with a longer assured term of office. By removing the threat of imminent removal, the Board believes that directors are better positioned to act in the long-term best interests of stockholders. The existence of three-year terms also assists the Company in attracting director candidates who are willing to make longer-term commitments to the Company.

      The Board of Directors also believes that directors elected to a classified Board are no less accountable to stockholders then they would be if all directors were elected annually. Since approximately one-third of the directors must stand for election each year, stockholders have the opportunity annually to withhold votes from directors as a way of expressing any dissatisfaction they may have with the Board or management. The Board notes that a majority of its directors are non-employee directors and only non-employee directors serve on the Corporate Governance & Nominating Committee. The Company’s Audit Committee also consists entirely of directors who are “independent” under the listing rules of the NYSE.

      The Board also believes that a classified Board structure enhances the Board’s ability to negotiate the best results for stockholders should a takeover situation arise. A benefit of a classified Board is that it encourages a person seeking to obtain control of the Company to negotiate with the Company to reach terms that are fair and in the best interests of all stockholders. It does so by requiring two meetings of stockholders to replace a majority of the Board. This gives the incumbent directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all stockholders, and study alternatives in order to maximize value for all stockholders. Although a classified Board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it will not, in fact, prevent a person from accomplishing a hostile acquisition.

      For these reasons, the Board believes that a classified Board is a better corporate governance vehicle than annual elections of Directors and unanimously recommends a vote AGAINST the proposal. Proxies solicited by the Board of Directors will be so voted, unless shareholders specify otherwise in their proxies.

Vote Required

      Under our Articles of Incorporation, approval of the proposed resolution requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total number of outstanding shares of our common stock as of the annual meeting record date.

MISCELLANEOUS

Proxy Solicitation

      The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

      The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2002, is being forwarded to each Stockholder with this Proxy Statement.

Stockholder Nominations and Proposals for Next Annual Meeting

      The Company’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice (including certain specified information) generally must be delivered to the Secretary of the Company, at its principal executive offices, not later than the 120th day prior to the first anniversary of the date of the previous year’s proxy statement.. Accordingly a stockholder nomination or proposal intended to be considered at the 2004 Annual Meeting must be received by the Secretary prior to the close of business on December 31, 2003. The Secretary of the Company will provide a copy of the Company’s Charter and Bylaws upon written request and without charge.

Other Matters

      The Board of Directors does not intend to bring any matter before the Annual Meeting other than as set forth in the Notice of Annual Meeting and as described in this Proxy Statement and other than matters incidental to the conduct of the meeting. However, if any other matter should properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy intend to vote in accordance with their discretion on any such matter.

Jerome J. Kraisinger
Secretary

April 30, 2003

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JEROME J. KRAISINGER, SECRETARY, MERISTAR HOSPITALITY CORPORATION, 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

EXHIBIT A

MERISTAR HOSPITALITY CORPORATION

BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

I.  Purpose

The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by the Company to its stockholders, the public and others, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit function and independent auditors.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

II.  Organization

The Audit Committee shall consist of three or more directors, each of whom shall have been determined by the Board to satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, the New York Stock Exchange and any other regulatory requirements.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating & Governance Committee.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

III.  Meetings

The Audit Committee shall meet four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet regularly with management, the lead internal auditor, should the Company have such position, and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting. In addition, the Committee shall have prepared a checklist of the responsibilities to be fulfilled by the Committee each year (the “Annual Agenda”).

The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as each other director in advance of the meeting, and that the Annual Agenda is circulated to each member of the Audit Committee as well as each other director not later than five business days after it is finalized.

IV.  Authority and Responsibilities

In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

To fulfill its responsibilities, the Audit Committee shall:

       With respect to the independent auditors:

1.	Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

2.	Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act with respect to non-audit services.

3.	Review on an annual basis the performance of the independent auditors.

4.	Ensure that the independent auditors submit to the Audit Committee on an annual basis a written statement consistent with Independence Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors’ independence.

5.	At least annually, obtain and review a report from the independent auditors describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

6.	Confirm that the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Company for a consecutive period which would not be in compliance with applicable law or regulations.

7.	Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

8.	Review, based upon the recommendation of the independent auditors, Company management, and the lead internal auditor, should the Company have such position, the scope and plan of the work to be done by the independent auditors.

       With respect to the annual financial statements:

9.	Review and discuss with management, the lead internal auditor, should the Company have such position, and the independent auditors the Company’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

10.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

11.	Recommend to the Board, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

12.	Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

     With respect to quarterly financial statements:

13.	Review and discuss with management, the lead internal auditor, should the Company have such position, and the independent auditors the Company’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements, prior to submission to stockholders, any governmental body, any stock exchange or the public.

     Annual reviews:

14.	Obtain and review an annual report from management relating to the accounting principles used in the preparation of the Company’s financial statements, including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof.

     Periodic reviews:

15.	Periodically review separately with each of management, the independent auditors, and the lead internal auditor, should the Company have such position, (a) any significant disagreement between management and the independent auditors, or lead internal auditor, should the Company have such position, in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

16.	Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting and (b) the completeness and accuracy of the Company’s financial statements.

17.	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management, or the lead internal auditor, should the Company have such position. Review with the independent auditors, management, and the lead internal auditor, should the Company have such position, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

18.	Review and discuss with management, the lead internal auditor, should the Company have such position, the independent auditors and the Company’s in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

       Discussions with management:

19.	Review and discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, it being understood that the Committee need not discuss in advance each earnings press release or each instance in which the Company may provide financial information or earnings guidance.

20.	Review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

21.	Review and discuss with management the Company’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the Company’s risk assessment and risk management guidelines and policies.

     With respect to the internal audit function and internal controls:

22.	Review, based upon the recommendation of the independent auditors and management, the scope and plan of the work to be done by the internal audit group.

23.	Review and approve the appointment and replacement of the Company’s lead internal auditor, if the Company has such position.

24.	Review on an annual basis the performance of the internal audit function.

25.	In consultation with the independent auditors and management, review the adequacy of the Company’s internal control structure and procedures designed to ensure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit group.

26.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding the questionable accounting or auditing matters.

27.	Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

      Other:

28.	Review and approve all transactions between the Company and any director, executive officer or holder of ten percent or more of the Company’s voting stock.

29.	Review and approve (a) any change or waiver in the Company’s code of ethics for senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

30.	Establish a policy addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

31.	Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Audit Committee.

32.	Review its own performance annually.

33.	Report regularly to the Board.

34.	Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V.  Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.

EXHIBIT B

MERISTAR HOSPITALITY CORPORATION INCENTIVE PLAN	B1-B9

AMENDMENT TO INCENTIVE PLAN, EFFECTIVE MAY 24, 2001	B-10

i

ii

Page

ARTICLE XI
ADJUSTMENT UPON CHANGE IN COMMON STOCK	B-8

ARTICLE XII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES: GOVERNING LAW	B-8

ARTICLE XIII
GENERAL PROVISIONS	B-9
13.1 Effect on Employment and Service	B-9
13.2 Unfunded Plan	B-9
13.3 Rules of Construction	B-9

ARTICLE XIV
AMENDMENT	B-9

ARTICLE XV
DURATION OF PLAN	B-9

ARTICLE XVI
EFFECTIVE DATE OF PLAN	B-9

iii

ARTICLE I

DEFINITIONS

      1.1 Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company and includes MeriStar Hospitality Operating Partnership, L.P.

      1.2 AGHI means American General Hospitality, Inc., a Texas corporation.

      1.3 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares or an Option or Incentive Award granted to such Participant.

      1.4 Award means any of an Incentive Award, an Option, an award of Performance Shares, or a Stock Award.

      1.5 Board means the Board of Directors of the Company.

      1.6 Code means the Internal Revenue Code of 1986, and any amendments thereto.

      1.7 Committee means the Compensation Committee of the Board or a subcommittee thereof comprised of at least two (2) directors each of whom is a non-employee director within the meaning of Securities and Exchange Commission Rule l6b-3.

      1.8 Common Stock means the common stock, $0.01 par value, of the Company.

      1.9 Company means MeriStar Hospitality Corporation, a Maryland corporation.

      1.10 Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the effective date of this Plan.

      1.11 Fair Market Value means,on any given date, the current fair market value of the shares of Common Stock as determined below:

      If the Common Stock is not listed on an established stock exchange, the Fair Market Value shall be the average of the final bid and asked quotations on the over-the-counter market in which the Common Stock is traded or, if applicable, the reported “closing” price of a share of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on one or more established stock exchanges, Fair Market Value shall be deemed to be the highest closing price of a share of Common Stock reported on any such exchange. In any case, if no sale of Common Stock is made on any stock exchange or over-the-counter market on that date, then Fair Market Value shall be determined as of the next preceding day on which there was a sale. If the Common Stock is not traded, Fair Market Value shall be determined by the Board using any reasonable method in good faith.

      1.12 Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

      1.13 Lessee means AGH Leasing, L.P., a Delaware limited partnership.

      1.14 OpCo means MeriStar Hotels & Resorts, Inc., a Delaware corporation.

      1.15 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement

      1.16 Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, or an individual whose efforts contribute to the performance or success of the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Committee to receive a Stock Award, an Option, an Incentive Award, an award of Performance Shares or a combination thereof. Notwithstanding the foregoing, (i) solely for the purposes of making the awards of restricted stock described under the heading “Benefits of Certain Officers and Directors of AGH and CapStar — Award of Additional MeriStar Common Stock” in the Company’s Registration Statement on Form S4 Registration Number 333-496 ii (the “Registration Statement”), a Participant shall be deemed to include any individual who immediately prior to the Effective Time is a holder of an option to purchase shares of common stock of CapStar Hotel Company which option was granted pursuant to the CapStar Hotel Company Equity Incentive Plan and (ii) solely for purposes of making the awards of options described under the heading “Benefits of Certain Officers and Directors of AGH and CapStar — MeriStar and OpCo Option Grants” in the Registration Statement and similar awards, Messrs. David E. McCaslin, James A. Calder, John E. Plunket and Woodard P. Montgomery shall be deemed to be Participants.

      1.17 Performance Shares means an award, in the amount determined by the Committee and specified in an Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive a payment for each specified share equal to the Fair Market Value of Common Stock on the date of payment

      1.18 Permitted Family Members shall have the meaning set forth in Section 6.5 hereof.

      1.19 Plan means the MeriStar Hospitality Corporation Incentive Plan.

      1.20 Stock Award means Common Stock awarded to a Participant under Article VIII.

      1.21 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II

PURPOSES

      The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of Stock Awards, Performance Shares — Incentive Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

      The Plan shall be administered by the Committee. The Committee shall have authority to grant Stock Awards, Performance Shares, Incentive Awards and Options upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award, Incentive Award or Performance Shares. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award or Performance Shares may be settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

      The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act; provided, however, the Committee shall not delegate its authority (1) to appoint delegates or its authority to amend or revoke any delegation, (ii) under s XI and XII hereof and (iii) to accelerate the exercisability of Options, the transferability of Stock Awards or the time at which Incentive Awards or awards of Performance Shares may be settled. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

      Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) or a person whose efforts contribute to the performance or success of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan) (other than a Board member or an employee of the Lessee, AGHI or OpCo, in each case, who is not also an employee of the Company or an Affiliate) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan.

ARTICLE V

STOCK SUBJECT TO PLAN

      5.1 Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award or the settlement of a Performance Share award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of an Option, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

      5.2 Aggregate Limit. With respect to calendar year 1997, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be the total of (i) ten (10%) percent of the number of shares of Common Stock that were outstanding as of May 21, 1997 (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to Awards which were granted prior to May 21, 1997, plus (iii) the number of shares with respect to which previously granted Awards have expired. Thereafter, at any given time, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be the total of (i) ten (10%) percent of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to Awards which were granted under the Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted Awards have expired. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in XI.

      5.3 Reallocation of Shares. If an Award is terminated (for any reason other than its exercise), forfeited or expires unexercised, the number of shares of Common Stock allocated to the Award or portion thereof which was terminated, forfeited or expired unexercised may be reallocated to other Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

      6.1 Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 750,000 shares of Common Stock.

      6.2 Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than the Fair Market Value on the date of grant or, with respect to Options granted in connection with the initial employment of an individual, eighty-five (85%) percent of the Fair Market Value on the date the Option is granted; provided, however that no more than ten percent (10%) of the shares of Common Stock issued under the Plan be may granted at less than one hundred percent (100%) of Fair Market Value. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted or, in the case of an incentive stock option granted to an individual who is a Ten Percent Shareholder on the date such option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

      6.3 Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration often years from the date such Option was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

      6.4 Nontransferability. Except as provided in Section 6.5 hereof, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

      6.5 Transferable Options. Section 6.4 hereof to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participants children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners (collectively, “Permitted Family Members”); provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.

      6.6 Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons, shall not be deemed interruptions of continuous employment.

      6.7 Exercise. Subject to the provisions of this Plan and the applicable Agreement. an Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an option is granted) exceeding $100,000. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires in accordance with Section 6.3 hereof. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

      6.8 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised. In addition, a Participant may provide instructions to the Company that upon receipt of the Option price in cash from a broker or dealer acting at the direction of the Participant in payment for any shares of Common Stock pursuant to the exercise of an Option, the Company shall issue such shares of Common Stock directly to the designated broker or dealer.

      6.9 Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

      6.10 Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs:

(i) within two years of the grant of an Option or

(ii)	within one year of the issuance of the Common Stock to the Participant.

Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

STOCK AWARDS

      7.1 Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no individual may receive Stock Awards with respect to more than 50,000 shares of Common Stock in any calendar year.

      7.2 Vesting. The Committee, on the date. of the award, may prescribe that a Participant’s rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement Except with respect to Stock Awards any portion of which are immediately vested, the period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of (i) the restricted portion of a Stock Award with an immediately vested portion and (ii) a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Committee.

      7.3 Performance Objectives. In accordance with Section 7.2 hereof, the Committee may prescribe that Stock Awards will be vested immediately upon grant or will become vested or transferable or both based on objectives stated with respect to the Company’s, an Affiliate’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. If the Committee, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Committee certifies that such objectives have been achieved.

      7.4 Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the

Committee may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

      7.5 Shareholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE VIII

PERFORMANCE SHARE AWARDS

      8.1 Award. In accordance with the provisions of Article IV, the Committee will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 12,500 shares of Common Stock.

      8.2 Earning the Award. The Committee, on the date of the grant of an award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares only upon the satisfaction of certain requirements or the attainment of certain objectives. By way of example and not of limitation, the restrictions may provide that Performance Shares will be forfeited without payment if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term or unless the Company, an Affiliate or an operating unit achieves objectives stated with reference to the Company’s, an Affiliate’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. If the Committee. on the date of award, prescribes that no payments will be made with respect to Performance Shares unless performance objectives stated with respect to the foregoing criteria are attained, no such payment will be made unless, and then only to the extent that, the Committee certifies that such objectives have been achieved.

      8.3 Payment. In the discretion of the Committee, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

      8.4 Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled by the issuance of Common Stock. After an award of Performance Shares is earned, if settled completely or partially in Common Stock, a Participant will have all the rights of a shareholder with respect to such Common Stock.

      8.5 Nontransferability. Except as provided in Section 8.6 hereof, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien. obligation, or liability of such Participant.

      8.6 Transferable Performance Shares. Section 8.5 hereof to the contrary notwithstanding, the Committee may grant Performance Shares which are transferable to Permitted Family Members to the extent that, and on such terms and conditions as may be permitted by, Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant.

      8.7 Employee Status. In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment, the Committee may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

ARTICLE IX

INCENTIVE AWARDS

      9.1 Award. In accordance with the provisions of Article IV, the Committee shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Committee under the procedures established by the Committee; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) one hundred (100%) percent of the Participant’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award or (ii) $250,000.

      9.2 Terms and Condition. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only to the extent that the Company, an Affiliate or an operating unit, during a performance period of at least one year, achieves objectives stated with respect to the Company’s, an Affiliate’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, funds from operations or Fair Market Value. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, or the Participant attain stated objectives or goals (in addition to those prescribed in accordance with the preceding sentence) as a prerequisite to payment under an Incentive Award. The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement. No payment shall be made under an Incentive Award except to the extent that the Committee certifies that the objectives governing such award have been achieved.

      9.3 Nontransferability. Except as provided in Section 9.4 hereof, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right Or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

      9.4 Transferable Incentive Awards. Section 9.3 hereof to the contrary notwithstanding, the Committee may grant Incentive Awards which are transferable to Permitted Family Members to the extent that, and on such terms and conditions as may be permitted by, Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant.

      9.5 Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

      9.6 Shareholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE X

ACCELERATION UPON CERTAIN EVENTS

      In the event (i) of the commencement of a public tender offer for all or any portion of the Common Stock, (ii) a proposal to merge, consolidate or otherwise combine with another company is submitted to the stockholders of the Company for approval, or (iii) the Board approves any transaction or event that would constitute a change of control of the Company of a nature that would be required to be Sported in response to Item 6(e) of Schedule 14A of the Securities Exchange Act of 1934, as amended, all outstanding Options and awards shall become fully vested or exercisable, as the case may be, in each case as of the date of the consummation of such tender offer or other transaction or event.

ARTICLE XI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

      The maximum number of shares as to which Options, Stock Awards and Performance Shares may be granted under this Plan, the terms of outstanding Stock Awards, Options, Performance Share awards and Incentive Awards, and the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that there is an increase or reduction in the number of shares of Common Stock, or any change (including, but not limited to, a change in value) in the shares of Common Stock or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off; split-up, subdivision or consolidation of shares, extraordinary dividend, change in corporate structure or otherwise. Any determination made under this Article XI by the Committee shall be final and conclusive.

      The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Stock Awards and Performance Shares may be granted, the per individual limitations on the number of shares for which Options, Stock Awards and Performance Shares may be granted or the terms of outstanding Stock Awards, Options, Incentive Awards or Performance Shares.

      The Committee may make Stock Awards and may grant Options, Incentive Awards and Performance Shares in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI. Notwithstanding any provision of the Plan (other than the limitation of Section 5.2 hereof), the terms of such substituted Stock Awards, Option, Incentive Awards or Performance Share grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XII

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES; GOVERNING LAW

      No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an option is exercised or a Performance Share settled may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland without giving effect to conflicts of law principles.

ARTICLE XIII

GENERAL PROVISIONS

      13.1 Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

      13.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

      13.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIV

AMENDMENT

      The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment materially (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of individuals eligible to become Participants or (iii) increases the benefits that may be provided under the Plan. No amendment shall, without a Participant’s consent, adversely affect any rights of Such Participant under any outstanding Stock Award, Option, Incentive Award or Performance Share award outstanding at the time such amendment is made.

ARTICLE XV

DURATION OF PLAN

      No Stock Award, Option, Incentive Award or Performance Share award may be granted under this Plan more than ten years after the earlier of the date this Plan was adopted by the Board or the date this Plan was originally approved by stockholders, as reflected in Article XVI. Stock Awards, Options, Incentive Awards and Performance Share awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVI

EFFECTIVE DATE OF PLAN

      The Plan was originally adopted by the Board on July 11, 1996, and approved by shareholders on July 15, 1996. The Plan was subsequently amended by the Board on April 10, 1997, which amendments were approved by shareholders on May 21, 1997, and the Board further amended the Plan on April 3, 1998, which amendments were approved by shareholders on July 28, 1998.

AMENDMENT TO THE

MERISTAR HOSPITALITY CORPORATION
INCENTIVE PLAN

      Pursuant to the approval by the Board of Directors of MeriStar Hospitality Corporation (the “Company”) and the Company’s shareholders at the Company’s 2001 Annual Meeting, the MeriStar Hospitality Corporation Incentive Plan (the “Plan”) is amended, effective May 24, 2001, as follows:

      All references to “ten (10%)” in Section 5.2 of the Plan are hereby deleted and replaced by “twelve and one-half (12.5%)”.

      IN WITNESS WHEREOF, MeriStar Hospitality Corporation has caused this amendment to the Plan to be duly executed in its corporate name this 24th day of May, 2001.

MERISTAR HOSPITALITY CORPORATION

/s/ CHRISTOPHER L. BENNETT
Christopher L. Bennett
VP, Legal and Secretary

PROXY

MERISTAR HOSPITALITY CORPORATION
1010 WISCONSIN AVENUE, N.W.
WASHINGTON, D.C. 20007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), hereby appoints Paul W. Whetsell and Jerome J. Kraisinger, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Latham Hotel, 3000 M Street, N.W., Washington, DC 20007, on June 9, 2003, at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast for each of the nominees for director, for the ratification of the appointment of KPMG, LLP as independent auditors for the Company for the fiscal year ending December 31, 2003, for ratification of the increase in the annual limit on individual employee stock awards, against ratification of a stockholder proposal to declassify the Board of Directors and establish annual elections of its members, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has no reason to believe that any nominee will be unable to serve if re-elected. In the event any nominee is unable to serve or for good cause will not serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE

The Board of Directors recommends votes “FOR ALL NOMINEES”, “FOR” the ratification of the appointment of KPMG, LLP as independent auditors for the Company for the fiscal year ending December 31, 2003, “FOR” ratification of the increase in the annual limit on individual employee stock awards, and “AGAINST” ratification of a stockholder proposal to declassify the Board of Directors and establish annual elections of its members, all as more fully set forth in the accompanying Proxy Statement.

☒ Please mark votes as in this example.

(1) Re-election as directors of the Company of (01) J. Taylor Crandall, (02) William S. Janes and (03) Steven D. Jorns, to serve three-year terms expiring at the Annual Meeting in 2006 and until their successors are duly elected and qualified.

☐	FOR ALL NOMINEES	☐	WITHHOLD VOTE FOR ALL NOMINEES

☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)

(2) Ratifying the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3) Ratification of the increase in the annual limit on individual employee stock awards.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4) Ratification of the stockholder proposal to take measures necessary to declassify the Board of Directors and establish annual elections of its members.	FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation or other entity, please sign in full entity name by a duly authorized officer.

Signature:	Date:	Signature:	Date: